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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in J.P. Morgan & Co. Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


     /s/ PricewaterhouseCoopers LLP
     New York, New York
     October 27, 2000